Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 49 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 10, 2001, relating to the financial statements and financial highlights which appear in the July 31, 2001 Annual Report to Shareholders of Scudder Large Company Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.


/s/PricewaterCoopers LLP

Boston, Massachusetts
November 29, 2001